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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2001 Arena Employee Stock Purchase Plan of our report dated January 15, 2001, with respect to the financial statements of Arena Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission.


                                    /s/ ERNST & YOUNG LLP


San Diego, California
June 7, 2001